As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	16-1694602
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

________________________

13319 Midlothian Turnpike
Midlothian, Virginia	23113
(Address of Principal Executive Offices)	(Zip Code)

________________________

VILLAGE BANK AND TRUST FINANCIAL CORP.

2015 STOCK INCENTIVE PLAN

(Full title of plan)

________________________

William G. Foster, Jr.

President and Chief Executive Officer

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

(Name and address of agent for service)

(804) 897-3900

(Telephone number, including area code, of agent for service)

________________________

Copy to:

George P. Whitley, Esq.

Benjamin A. McCall, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $4.00 per share	60,000 shares	$18.55	$1,113,000	$129.33
(1)	This registration statement also covers such additional and indeterminate number of shares of common stock of the registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), the proposed maximum offering price per share was calculated based on the average of the high ($18.55) and low ($18.55) prices of a share of common stock as reported on the NASDAQ Capital Market on June 29, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2014 of Village Bank and Trust Financial Corp. (the “Company”);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(c)	the Company’s Current Reports on Form 8-K filed on January 9, January 27, February 9, March 27, April 2, April 8, and May 27, 2015; and

(d)	the description of the Company’s common stock contained in any registration statement or report that the Company has filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by the Virginia Stock Corporation Act, the Articles of Incorporation of Village Bank and Trust Financial Corp. contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of its directors and officers for monetary damages to Village Bank and Trust Financial Corp. or its shareholders for breach of their fiduciary duties, except to the extent that the Virginia Stock Corporation Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of Village Bank and Trust Financial Corp. or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

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In addition, the Articles of Incorporation of Village Bank and Trust Financial Corp. provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Village Bank and Trust Financial Corp. has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the Articles of Incorporation of Village Bank and Trust Financial Corp. are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Village Bank and Trust Financial Corp. pursuant to the foregoing provisions, Village Bank and Trust Financial Corp. has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Articles of Incorporation of Village Bank and Trust Financial Corp., as amended (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed on October 31, 2014).

4.2	Amended and Restated Bylaws of Village Bank and Trust Financial Corp. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed on March 27, 2015).

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of BDO USA, LLP.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.0	Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan.

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Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided,	however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to applicable law, the registrant’s Articles of Incorporation, as it may be amended from time to time, the registrant’s Bylaws or the registrant’s indemnification agreements, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chesterfield County, Commonwealth of Virginia, on this 1st day of July, 2015.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ William G. Foster, Jr.
William G. Foster, Jr.
President and Chief Executive Officer

Each of the undersigned hereby appoints William G. Foster, Jr. and C. Harril Whitehurst, Jr., each of whom may act individually, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ William G. Foster, Jr.	President, Chief Executive Officer and Director (principal	July 1, 2015
William G. Foster, Jr.	executive officer)

/s/ C. Harril Whitehurst, Jr.	Executive Vice President and Chief Financial Officer	July 1, 2015
C. Harril Whitehurst, Jr.	(principal financial and accounting officer)

/s/ R.T. Avery, III	Director	July 1, 2015
R.T. Avery, III

/s/ Craig D. Bell	Director and Chairman of the Board	July 1, 2015
Craig D. Bell

/s/ William B. Chandler	Director	July 1, 2015
William B. Chandler

/s/ R. Calvert Esleeck, Jr.	Director	July 1, 2015
R. Calvert Esleeck, Jr.

/s/ O. Woodland Hogg, Jr.	Director	July 1, 2015
O. Woodland Hogg, Jr.

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Signature	Capacity	Date

/s/ Michael A. Katzen	Director	July 1, 2015
Michael A. Katzen

/s/ Michael L. Toalson	Director	July 1, 2015
Michael L. Toalson

/s/ Charles E. Walton	Director	July 1, 2015
Charles E. Walton

/s/ John T. Wash, Sr.	Director	July 1, 2015
John T. Wash, Sr.

/s/ George R. Whittemore	Director	July 1, 2015
George R. Whittemore

/s/ Thomas W. Winfree	Director	July 1, 2015
Thomas W. Winfree

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EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

4.1	Articles of Incorporation of Village Bank and Trust Financial Corp., as amended (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed on October 31, 2014).

4.2	Amended and Restated Bylaws of Village Bank and Trust Financial Corp. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed on March 27, 2015).

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of BDO USA, LLP.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.0	Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan.